UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2018

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA 19355-2143	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 – Results of Operations and Financial Condition

On February 6, 2018, Vishay Intertechnology, Inc. ("the Company") issued a press release announcing its financial results for the fiscal quarter and year ended December 31, 2017.  A copy of the press release is attached as Exhibit 99.1 to this report.

Item 7.01 – Regulation FD Disclosure

Computational Guidance on Earnings Per Share Estimates

The Company frequently receives questions from analysts and stockholders regarding its diluted earnings per share ("EPS") computation.  The information furnished in this Form 8-K provides additional information on the impact of key variables on the EPS computation, particularly as they relate to the first fiscal quarter of 2018.

Accounting principles require that EPS be computed based on the weighted average shares outstanding ("basic"), and also assuming the issuance of potentially issuable shares (such as those subject to equity awards and convertible debt) if those potentially issuable shares would reduce EPS ("diluted").

The number of shares related to equity awards included in diluted EPS is based on the "Treasury Stock Method" prescribed in Financial Accounting Standards Board ("FASB") ASC Topic 260, Earnings Per Share ("FASB ASC Topic 260").  This method assumes a theoretical repurchase of shares using the unrecognized compensation expense and any other proceeds at a price equal to the issuer's average stock price during the related earnings period.   Accordingly, the number of shares includable in the calculation of diluted EPS in respect of equity awards is dependent on this average stock price and will increase as the average stock price increases.  This method is also utilized for net share settlement debt.

The number of shares includable in the calculation of diluted EPS in respect of conventional convertible or exchangeable securities is based on the "If Converted" method prescribed in FASB ASC Topic 260.  This method assumes the conversion or exchange of these securities for shares of common stock.  In determining if convertible or exchangeable securities are dilutive, the interest savings (net of tax) subsequent to an assumed conversion are added back to net earnings.  The shares related to a convertible or exchangeable security are included in diluted EPS only if EPS as otherwise calculated is greater than the interest savings, net of tax, divided by the shares issuable upon exercise or conversion of the instrument ("incremental earnings per share").  Accordingly, the calculation of diluted EPS for these instruments is dependent on the level of net earnings.  Each series of convertible or exchangeable securities is considered individually and in sequence, starting with the series having the lowest incremental earnings per share, to determine if its effect is dilutive or anti-dilutive.

At the direction of its Board of Directors, Vishay intends to waive its rights to settle the principal amount of its 2.25% Convertible Senior Debentures due 2040, due 2041, and due 2042, upon any conversion or repurchase of the debentures, in shares of Vishay common stock.

Pursuant to the indentures governing the respective debentures, Vishay has the right to pay the conversion value or purchase price for the debentures in cash, Vishay common stock, or a combination of both.

If debentures are tendered for repurchase, Vishay will pay the repurchase price in cash, and if debentures are submitted for conversion, Vishay will value the shares issuable upon conversion and will pay in cash an amount equal to the principal amount of the converted debentures and will issue shares in respect of the conversion value in excess of the principal amount.

Vishay will consider the debentures to be "net share settlement debt." Accordingly, the debentures will be included in the diluted earnings per share computation using the "treasury stock method" (similar to options) rather than the "if converted method" otherwise required for convertible debt. Under the "treasury stock method," Vishay will calculate the number of shares issuable under the terms of the debentures based on the average market price of Vishay common stock during the period, and include that number in the total diluted shares figure for the period.

The Company currently has no potentially dilutive instruments included in the diluted EPS calculation using the "if converted method."

The following estimates of shares expected to be used in the calculation of diluted EPS consider the number of the Company's shares currently outstanding and the Company's convertible securities currently outstanding and their exercise and conversion features currently in effect.  The Company adjusts its calculation for the estimated effect of expected quarterly activity.  The estimates assume no share repurchases during the first fiscal quarter of 2018. Changes in these parameters or estimates could have a material impact on the calculation of diluted EPS.

The following estimates of shares expected to be used in the calculation of diluted EPS should be read in conjunction with the information on earnings per share in the Company's filings on Form 10-Q and Form 10-K.  These estimates are unaudited and are not necessarily indicative of the shares used in the diluted EPS computation for any prior period.  The estimates below are not necessarily indicative of the shares to be used in the quarterly diluted EPS computation for any period subsequent to the first fiscal quarter of 2018.  The Company assumes no duty to revise these estimates as a result of changes in the parameters on which they are based or any changes in accounting principles.  Also, the presentation is not intended as a forecast of EPS values or share prices of the Company's common stock for any period.

For the first fiscal quarter of 2018:

•	The Company has approximately 144 million shares issued and outstanding, including shares of common stock and class B common stock.

•	The number of shares included in diluted EPS related to restricted stock units does not vary significantly and is generally less than 1 million incremental shares.

•
The Company's Convertible Senior Debentures due 2040 are convertible at a conversion price of $12.95 per $1,000 principal amount, equivalent to 77.2085 shares per $1,000 principal amount.  There is $275 million principal amount of the debentures outstanding. The number of shares of common stock that Vishay will include in its diluted earnings per share computation, assuming an average market price for Vishay common stock in excess of the conversion price, will be determined in accordance with the following formula:

S = [$275,000,000 / $1000] * [(P - $12.95) * 77.2085] / P

where

S = the number of shares to be included in diluted EPS, and
 P = the average market price of Vishay common stock for the quarter.

If the average market price is less than $12.95, no shares will be included in the diluted earnings per share computation.

•
The Company's Convertible Senior Debentures due 2041 are convertible at a conversion price of $17.75 per $1,000 principal amount, equivalent to 56.3427 shares per $1,000 principal amount.  There is $150 million principal amount of the debentures outstanding. The number of shares of common stock that Vishay will include in its diluted earnings per share computation, assuming an average market price for Vishay common stock in excess of the conversion price, will be determined in accordance with the following formula:

S = [$150,000,000 / $1000] * [(P - $17.75) * 56.3427] / P

where

S = the number of shares to be included in diluted EPS, and
 P = the average market price of Vishay common stock for the quarter.

If the average market price is less than $17.75, no shares will be included in the diluted earnings per share computation.

•
The Company's Convertible Senior Debentures due 2042 are convertible at a conversion price of $11.02 per $1,000 principal amount, equivalent to 90.7787 shares per $1,000 principal amount.  There is $150 million principal amount of the debentures outstanding. The number of shares of common stock that Vishay will include in its diluted earnings per share computation, assuming an average market price for Vishay common stock in excess of the conversion price, will be determined in accordance with the following formula:

S = [$150,000,000 / $1000] * [(P - $11.02) * 90.7787] / P

where

S = the number of shares to be included in diluted EPS, and
 P = the average market price of Vishay common stock for the quarter.

If the average market price is less than $11.02, no shares will be included in the diluted earnings per share computation.

Accordingly, the following table summarizes the approximate number of shares to be included in the denominator of the diluted EPS calculation assuming net earnings attributable to Vishay stockholders for various average stock prices (number of shares in millions):

Average Stock Price		Projected Diluted Shares
$	<11.00	145
	$11.00	145
	$12.00	146
	$13.00	147
	$14.00	149
	$15.00	151
	$16.00	153
	$17.00	155
	$18.00	156
	$19.00	158
	$20.00	159
	$21.00	161
	$22.00	162
	$23.00	163
	$24.00	164
	$25.00	165

Impact of the U.S. Tax Cuts and Jobs Act

On December 22, 2017, the Tax Cuts and Jobs Act (the "TCJA") was enacted in the United States.  The TCJA represents sweeping changes in U.S. tax law.  Among the numerous changes in tax law, the TCJA permanently reduces the U.S. corporate income tax rate to 21% beginning in 2018; imposes a one-time transition tax on deferred foreign earnings; establishes a participation exemption system by allowing a 100% dividends received deduction on qualifying dividends paid by foreign subsidiaries; limits deductions for net interest expense; and expands the U.S. taxation of foreign earned income to include "global intangible low-taxed income".

Under U.S. GAAP (specifically, ASC Topic 740), the effects of changes in tax rates and laws on deferred tax balances are recognized in the period in which the new legislation is enacted.  The total effect of tax law changes on deferred tax balances is recorded as a component of income tax expense.

In response to the TCJA, the Staff of the U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No. 118 ("SAB No. 118") to provide guidance to registrants in applying ASC Topic 740 in connection with the TCJA.  SAB No. 118 provides that in the period of enactment, the income tax effects of the TCJA may be reported as a provisional amount based on a reasonable estimate (to the extent a reasonable estimate can be determined), which would be subject to adjustment during a "measurement period."  The measurement period begins in the reporting period of the TCJA's enactment and ends when a registrant has obtained, prepared, and analyzed the information that was needed in order to complete the accounting requirements under ASC Topic 740.  SAB No. 118 also describes supplemental disclosures that should accompany the provisional amounts.  The Company has applied the guidance in SAB No. 118 to account for the financial accounting impacts of the TCJA as of December 31, 2017, and will provide the applicable supplemental disclosures in its annual report on Form 10-K when it is filed.

The TCJA represents the first significant change in U.S. tax law in over 30 years.  As permitted by SAB No. 118, the tax expense recorded in the fourth quarter of 2017 due to the enactment of the TCJA is considered "provisional," based on reasonable estimates.  The Company is continuing to collect and analyze detailed information about the earnings and profits of its non-U.S. subsidiaries, the related taxes paid, the amounts which could be repatriated, the foreign taxes which may be incurred on repatriation, and the associated impact of these items under the TCJA.  The Company may record adjustments to refine those estimates during the measurement period, as additional analysis is completed.  Furthermore, the Company is continuing to evaluate the TCJA's provisions and may prospectively adjust its financial structure and business practices accordingly.

The provisional amount of net tax expense recorded by the Company in the fourth fiscal quarter of 2017 that is directly and indirectly related to the TCJA is summarized as follows (in thousands):

Remeasurement of net deferred tax liabilities	$(74,816)
Transition tax on unremitted foreign earnings	215,558
Incremental foreign taxes on assumed repatriation	213,000
Reversal of deferred taxes due to cancellation of 2015 repatriation plan	(118,887)
Total tax expense related to the enactment of the TCJA	$234,855

As a result of the TCJA, the Company recognized a provisional tax benefit of $74.8 million to remeasure its net deferred tax liabilities at the lower, 21% rate.

The TCJA transitions the U.S. from a worldwide tax system to a territorial tax system.  Under previous law, companies could indefinitely defer U.S. income taxation on unremitted foreign earnings. The TCJA imposes a one-time transition tax on deferred foreign earnings of 15.5% for liquid assets and 8% for illiquid assets, payable in defined increments over eight years.  As a result of this requirement, the Company recognized provisional tax expense of $215.6 million, and provisionally expects to pay $180.0 million, net of estimated applicable foreign tax credits, and after utilization of net operating loss and R&D and FTC Credit carryforwards. These previously deferred foreign earnings may now be repatriated to the United States without additional U.S. federal taxation.  However, any such repatriation could incur withholding and other foreign taxes in the source and intervening foreign jurisdictions, and certain U.S. state taxes.

Due to the changes in taxation of dividends received from foreign subsidiaries, and also because of the need to finance the payment of the transition tax, the Company has made the determination during the fourth fiscal quarter of 2017 that certain unremitted foreign earnings in Israel, Germany, Austria, and France are no longer permanently reinvested, and has recorded provisional tax expense of $213.0 million to accrue the incremental foreign income taxes and withholding taxes payable to foreign jurisdictions assuming the hypothetical repatriation to the U.S. of these approximately $1.1 billion of available foreign earnings.  Due to the existence of the foreign cash taxes payable at the source, the Company expects to actually repatriate these amounts at a measured pace over several years, and may decide to ultimately not repatriate some of these amounts.

There are additional amounts of unremitted foreign earnings in other countries, which continue to be reinvested indefinitely, and the Company has made no provision for incremental foreign income taxes and withholding taxes payable to foreign jurisdictions related to these amounts. Determination of the amount of the unrecognized deferred foreign tax liability for these amounts is not practicable because of the complexities associated with its hypothetical calculation.

During the fourth fiscal quarter of 2015, the Company recognized income tax, including U.S. federal and state income taxes, incremental foreign income taxes, and withholding taxes payable to foreign jurisdictions, on $300.0 million of foreign earnings.  This tax expense was recognized in 2015 following an evaluation of the Company's anticipated domestic cash needs over the next several years and the Company's most efficient use of liquidity, and with consideration of the amount of cash that could be repatriated to the U.S. efficiently with lesser withholding taxes in foreign jurisdictions.  The Company repatriated $38.0 million and $46.0 million pursuant to this program in 2017 and 2016, respectively.  Prior to the enactment of the TCJA, the related deferred tax liability for the 2015 repatriation plan was $118.9 million.  The Company has terminated the 2015 cash repatriation plan and recorded an income tax benefit to reverse this deferred tax liability, which was replaced by the liability for the transition tax and foreign income and withholding taxes described above.

The deferred tax liability related to these unremitted foreign earnings is based on the available sources of cash, applicable tax rates, foreign currency exchange rates, and other factors and circumstances, as of each balance sheet date.  Changes in these underlying facts and circumstances result in changes in the deferred tax liability balance, which are recorded as tax benefit or expense.

The Company's annual report on Form 10-K for the year ended December 31, 2017 will include additional qualitative information about management's expectations regarding the effect of the TCJA on the Company's consolidated tax rate for future periods.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description

99.1	Press release dated February 6, 2018

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2018

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lori Lipcaman

Name:	Lori Lipcaman
Title:	Executive Vice President and
Chief Financial Officer